AMENDMENT THREE
DATED JUNE 1, 2016 TO THE
AMENDED AND RESTATED
INVESTMENT MANAGEMENT
AGREEMENT
for
MassMutual Premier Diversified Bond Fund
WHEREAS, Massachusetts Mutual Life
Insurance Company ("MassMutual") and
MassMutual Premier Funds (the "Trust")
entered into an Amended and Restated
Investment Management Agreement (the
"Agreement"), effective as of November 21, 2011 with respect to the MassMutual
Premier Diversified Bond Fund (the
"Fund"); and
WHEREAS, MassMutual assigned the
Agreement to MML Investment Advisers,
LLC ("MML Advisers") on April 1, 2014;
and

WHEREAS, MML Advisers and the Trust
desire to amend the compensation of MML
Advisers as described in the Agreement and any previous amendment:

   NOW THEREFORE, IT IS
AGREED THAT:

1.	Capitalized terms used herein but
not otherwise defined shall have
the meanings given to those
terms in the Agreement.

2.	Section 4 of the Agreement is
hereby deleted in its entirety and
replaced with the following:

The Trust agrees to pay the
Manager and the Manager agrees
to accept as full compensation
for the performance of all
functions and duties on its part to
be performed pursuant to the
provisions hereof, a fee at the
annual rate of 0.40% on the first
$150 million of the average daily
net assets of the Fund, and 0.30%
on assets in excess of $150
million, determined at the close
of the New York Stock Exchange
on each day that the Exchange is
open for trading and paid on the
last day of each month. The Trust
hereby agrees with the Manager
that any entity or person
associated with the Manager
which is a member of a national
securities exchange is authorized
to effect any transaction on such
exchange for the account of the
Trust and any Fund which is
permitted by Section 11(a) of the
Securities Exchange Act of 1934,
as amended, and Rule 11a2-2(T)
thereunder, and the Trust hereby
consents to the retention of
compensation for such
transactions in accordance with
Rule 11a2-2(T)(a)(2)(iv).

3.	Except as expressly amended
hereby, all provisions of the
Agreement remain in full force
and effect and are unchanged in
all other respects.

Signature Page Follows


	IN WITNESS WHEREOF, the
parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives as of the day and year first above written.


MML
INVESTMENT
ADVISERS,
LLC


By:/s/Brian
Haendiges

Name: Brian
Haendiges

Title: Vice
President



MASSMUTUA
L PREMIER
FUNDS on
behalf of
MassMutual
Premier
Diversified
Bond Fund


By:/s/ Nicholas
H. Palmerino

Name: Nicholas
H. Palmerino

Title: CFO and
Treasurer







Information Classification: Limited Access
Exhibit (d)(15)

Information Classification: Limited Access